Exhibit 99.1

SPHERE 3D AND OVERLAND STORAGE ENTER INTO DEFINITIVE MERGER AGREEMENT

Combination Creates Leading Virtualization and Data Management Software Solutions Company

Mississauga, ONTARIO and San Diego, CALIFORNIA – May 15, 2014 – Sphere 3D Corporation (TSX-V: ANY; OTCQX: SPIHF) (“Sphere 3D”) and Overland Storage, Inc. (NASDAQ: OVRL) (“Overland”) today announced that both companies’ Boards of Directors have unanimously approved a definitive merger agreement under which the companies would combine to create a leading global virtualization and data management software solutions company. The name of the combined company will be Sphere 3D.

Under the terms of the merger agreement (“Transaction”), each outstanding share of Overland common stock will be exchanged for 0.510594 common shares of Sphere 3D, subject to certain potential adjustments as set forth in the agreement. After completion of the Transaction, it is expected that current holders of Overland Shares will own approximately 28.8% of Sphere 3D on a fully diluted basis as a result of their exchange of shares in the merger. Based on the closing sales price of Sphere 3D common shares on May 14, 2014, the last trading day prior to the announcement of the transaction, on the TSX Venture Exchange (the “TSXV”), the total consideration payable to holders of Overland equity in the transaction has an implied value of approximately US$81.13 million or approximately US$4.43 per Overland Share.

On May 14, 2014, the last trading day prior to the announcement of the Transaction, the closing price of the Overland Shares on the NASDAQ was US$2.90 and the closing price of the Sphere 3D Shares on the TSXV was C$9.46 (or US$8.68). The acquisition price represents a premium of approximately 53% over the closing price of the Overland Shares on the NASDAQ on the last trading day immediately preceding the announcement of the Transaction and a premium of approximately 27% over the weighted average trading price of the Overland Shares on the NASDAQ and Sphere 3D on the TSX-V for the 30 trading days immediately preceding the announcement of the Transaction.

Sphere 3D and Overland have been working in tandem to develop an integrated application virtualization and data storage platform, as well as a virtual desktop infrastructure (VDI) solutions, which are already installed at select strategic customers and partners. The application virtualization platform allows native third party applications to be delivered in the cloud or on premise on a multitude of endpoint devices independent of their operating system. The VDI market, a key segment of the virtualization market, is estimated to be over $5 billion and growing 20% annually, according to Frost & Sullivan. Through the combination, Sphere 3D will have greater financial and operational scale, and a large and well established worldwide distribution network and tier one OEM partnerships.

The combination of Sphere 3D’s Glassware 2.0 virtualization solution and Overland’s data storage solutions will enable mobile device users the full functionality of any software program or application on any device, anywhere, eliminating the application limitations, data management and security problems for enterprises created by the BYOD (Bring Your Own Device) phenomenon. Mobile users that need productivity applications such as word processing, spreadsheets, presentations and collaborations, specialized software for computer-aided design (CAD), magnetic resonance imaging (MRI), software development, video production or customized legacy applications can now experience full application functionality via the cloud or in the data center.

Management Comments

Commenting on behalf of Sphere 3D, Peter Tassiopoulos, Chief Executive Officer stated: “This transformational deal allows us to immediately gain the scale, infrastructure and resources required become a leading global virtualization company and strengthens Sphere’s ability to service and support partners and customers globally. In addition, transaction provides greater certainty in leveraging Overland’s existing global distribution network as well as their significant Tier One OEM relationships.”

Eric Kelly, President and CEO of Overland Storage, said, “This merger brings together next generation technologies for virtualization and cloud coupled with end-to-end scalable storage offerings enabling us to address the larger and growing virtualization and cloud markets. This along with Overland’s global network of services and reseller partners and our worldwide manufacturing capabilities supports our path for growth and profitability to create significant value for shareholders of both companies.”

Approvals

The Transaction requires customary closing conditions, shareholder approval of Overland and receipt of all necessary regulatory approvals. The Transaction is expected to close in the third calendar quarter of 2014. Upon the completion of the Transaction, Overland’s common stock will cease trading on the NASDAQ and Sphere 3D shares are expected to trade on the TSX and NASDAQ markets.

Pursuant to the Agreement, Overland is subject to customary non-solicitation covenants. In the event a superior proposal is made and if in response, Overland’s board of directors changes its recommendation of the transaction to the Overland shareholders or terminates the Transaction under certain circumstances, Overland has agreed to pay Sphere 3D a termination fee of US$3.5 million.

The Transaction has received the unanimous support of the boards of directors and management of both Sphere 3D and Overland. Certain significant shareholders of Overland, including Cyrus Capital Partners and its affiliates, have entered into voting agreements with Sphere 3D pursuant to which they have agreed to vote the Overland Shares beneficially owned by them (collectively representing approximately 64% of the outstanding Overland Shares) in favor of the Transaction, subject to the terms and conditions set forth in the voting agreements.

Eric Kelly, the Chief Executive Officer, President, and board member of Overland, is also the Chairman of the Board of Sphere 3D and accordingly declared his conflict and recused himself from casting any vote with respect to the Transaction. Mr. Kelly has non-material share ownership in both Overland and Sphere 3D. No collateral benefit has been paid to Mr. Kelly in connection with the consummation of the Transaction. The Overland board of directors formed a special committee of independent directors to review and evaluate the proposed transaction. Sphere 3D appointed Glenn Bowman, the Chairman of the Audit Committee, as its lead director with respect to the evaluation of this Transaction.

Advisors

Roth Capital Partners was retained to provide a customary fairness opinion to the special committee of the board of directors of Overland. Cormark Securities Inc. has provided a fairness opinion to the board of directors of Sphere 3D. Both Roth and Cormark shall be entitled to fees customary for such advisory and transaction services.

Investor Conference Call

Sphere 3D and Overland Storage will host an investor conference call today, Thursday, May 15, at 5:00 pm ET (2:00 pm PT). To access the call dial 888-846-5003 (+1 480-629-9856 outside the United States) and when prompted provide the pass code “Overland Storage” to the operator. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, a live and archived webcast of the conference call will be available over the Internet at www.overlandstorage.com and www.sphere3d.com in the Investor Relations section. A replay of the conference call will also be available via telephone by dialing (800) 406-7325 (+1 (303) 590-3030 outside the United States) and entering access code, 4682043#, beginning 8:00 p.m. ET on May 15, 2014 through 11:59 p.m. ET on May 22, 2014.

Important Information for Investors and Stockholders

This announcement is for informational purposes only and does not constitute an offer to purchase, a solicitation of an offer to sell the Overland Shares or a solicitation of any proxy, vote or approval. Sphere 3D will file with the United States Securities and Exchange Commission (“SEC”) a registration statement on Form F-4 that will include a proxy statement of Overland that also constitutes a prospectus of Sphere 3D. Sphere 3D and Overland also plan to file with or furnish other documents to securities regulatory authorities in Canada and the United States regarding the proposed Transaction.

INVESTORS AND STOCKHOLDERS OF OVERLAND ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Anyone may obtain free copies of these documents when available free of charge under Sphere 3D’s profile on SEDAR at www.sedar.com, or by accessing Sphere’s website at www.sphere3d.com under the heading “Investors” and from Sphere 3D directly by contacting T. Scott Worthington, Chief Financial Officer: (416) 749-5999. Documents will also be available free of charge under Overland’s profile on EDGAR at www.sec.gov, or by accessing Overland’s website at www.overlandstorage.com under the heading “Investors” and from Overland directly by contacting Kurt Kalbfleisch, Chief Financial Officer: (858) 495-4211. Sphere 3D, Overland, their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Overland in connection with the proposed Transaction. Information about the directors and executive officers of Overland is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on April 14, 2014. Information about the directors and executive officers of Sphere 3D can be found in its 2014 management information circular dated April 25, 2014, which is available at www.sedar.com. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

About Overland Storage

Overland Storage is a trusted global provider of unified data management and data protection solutions across the data lifecycle. By providing an integrated range of technologies and services for primary, nearline, offline, and archival data storage, Overland makes it easy and cost effective to manage different tiers of information over time, whether distributed data is across the hall or across the globe. Overland SnapServer, RDX removable disk-based technology, SnapScale, SnapServer, SnapSAN, NEO Series and REO Series solutions are available through a global channel of value-added resellers and system integrators. This channel model is supported by OEM agreements with major manufacturers. For more information, visit www.overlandstorage.com and http://www.tandbergdata.com/us/.

About Sphere 3D Corporation

Sphere 3D Corporation (TSX-V:ANY) (OTCQX:SPIHF) is a virtualization technology solution provider. Sphere 3D’s Glassware 2.0™ platform delivers virtualization of many of the most demanding applications in the marketplace today; making it easy to move applications from a physical PC or workstation to a virtual environment either on premise and/or from the cloud. Sphere 3D’s V3 Systems division supplies the industry’s first purpose built appliance for virtualization as well as the Desktop Cloud Orchestrator management software for VDI. Sphere 3D maintains offices in Mississauga, Ontario, Canada and in Salt Lake City, Utah, U.S. For additional information visit www.sphere3d.com or access the Company’s public filings at www.sedar.com.

Forward-Looking Statements

Certain statements contained in this press release include “forward-looking statements” that involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Examples include the parties’ ability to consummate the proposed Transaction and timing thereof, the benefits and impact of the proposed Transaction, including tax effects to shareholders, the combined company’s ability to achieve synergies and value creation that are contemplated by the parties, Sphere 3D’s ability to promptly and effectively integrate Overland’s business and the diversion of management time on Transaction-related issues.

Forward-looking statements, without limitation, may contain the words believes, expects, anticipates, estimates, intends, plans, or similar expressions. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions and actual results could differ materially from those anticipated. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements.

Sphere 3D and Overland caution you that you should not rely unduly on these forward-looking statements, which reflect their current beliefs and are based on information currently available. Neither Sphere 3D nor Overland undertakes any obligation to update or revise any forward-looking statements as of any future date. Additional information concerning these statements and other factors can be found in Sphere 3D’s and Overland’s filings with securities regulatory authorities in Canada (www.sedar.com) or the SEC (www.sec.gov.), as applicable.

Overland Storage, SnapScale, SnapServer, SnapSAN, NEO Series, REO Series, RDX and the Overland logo are trademarks Overland Storage, Inc., that may be registered in some jurisdictions. All other trademarks used are owned by their respective owners.

Overland Investor Relations Contact:

Todd Kehrli or Jim Byers

MKR Group Inc.

323-468-2300

ovrl@mkr-group.com

Sphere 3D Contact:

Sphere 3D Corporation

Peter Tassiopoulos Chief Executive Officer

416-749-5999

Peter.Tassiopoulos@Sphere3D.com

Neither TSXV nor its Regulation Services Provider (as that term is defined in policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.